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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of ATS Medical, Inc. for the registration of 4,400,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements of ATS Medical, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
October 7, 2003